Exhibit 10.2

    June 3, 2025
Erin Smith
*******@********.***

Dear Erin,
In recognition of your key role as a leader and the future impact we know you will have in your new role, I am pleased to present you with a special cash retention award with a total value of $100,000. This agreement confirms the terms that Southern California Gas Company (the “Company”) is offering you as incentive to remain employed with the Company. The Company is offering you this bonus in recognition of the value, skills and abilities that you bring to the Company.
•Bonus Period 1: You will earn a retention bonus in the amount of $50 thousand dollars ($50,000) by remaining employed with the Company through January 4, 2027.
•Bonus Period 2: You will earn a retention bonus in the amount of $50 thousand dollars ($50,000) by remaining employed with the Company through January 3, 2028.
•The retention bonus payments will not be benefits attracting, which means that they will not be included in the basis for calculating incentive compensation or for pension benefits, nor can they be deferred under the company’s deferred compensation plans.
•You will not be eligible for the retention bonus payments if you do not remain employed with the Company through the end date of the applicable bonus period under any of the following circumstances: (a) because you resign; (b) due to your death or inability to perform the essential functions of your job, with or without accommodation, due to disability; or, (c) because the company terminates your employment for Cause. “Cause” for purposes of this agreement shall mean: (a) conviction of a crime of moral turpitude; (b) willful neglect of duties; or, (c) misconduct in the course and scope of employment.
•Your employment will remain at will. However, in the event that the Company opts to terminate your employment without Cause prior to the end of a bonus period, you will be eligible for a pro-rata portion of the retention bonus for that period, provided you sign a release of claims.
Please contact me should you have any questions.

Sincerely,

/s/ Maryam Brown
Maryam Brown
Chief Executive Officer
By my signature below, I hereby agree to the terms and conditions stated above.

/s/ Erin Smith
Erin Smith